                                                           EXHIBIT 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of PDS Financial Corporation on Form S-8 (File No. 33-85966) of our report dated March 14, 1997, on our audits of the consolidated financial statements of PDS Financial Corporation as of and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 10-KSB.


                                       Coopers & Lybrand L.L.P.



Minneapolis, Minnesota
March 21, 1997


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